UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 11, 2014

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On November 11, 2014, Kevin Berryman, the Chief Financial Officer of International Flavors & Fragrances Inc. (the “Company”), advised the Company that he will be stepping down as the Company’s Chief Financial Officer effective December 18, 2014. Richard A. O’Leary, the Company’s Vice President and Controller, will assume the role of Interim Chief Financial Officer of the Company effective as of December 18, 2014 (the “Effective Date”).

Mr. O’Leary, 54, joined the Company in 2007 and has most recently served as the Company’s Vice President and Controller since June 2009. Previously, Mr. O’Leary served as the Company’s Interim Chief Financial Officer from July 2008 to May 2009 and as its Vice President, Corporate Development from July 2007 to May 2009. Prior to joining the Company, Mr. O’Leary held several international and U.S. finance management positions with increasing responsibility during his more than 20 years with International Paper Company. Prior to International Paper, Mr. O’Leary was with Arthur Young & Co. Mr. O’Leary holds a bachelor’s degree in accounting.

There is no arrangement or understanding between Mr. O’Leary and any other person pursuant to which Mr. O’Leary has been appointed as Interim Chief Financial Officer. There are no family relationships between Mr. O’Leary and any of the Company’s directors or executive officers, and Mr. O’Leary is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company regarding these matters is being furnished as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference.

(c)

The information set forth above is incorporated by reference into this Item.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press release issued by International Flavors & Fragrances Inc. on November 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Anne Chwat
Anne Chwat
Senior Vice President, General Counsel and Corporate Secretary

Date: November 14, 2014